Exhibit 99.1

FOR THE SPECIAL MEETING OF OTR ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints Nicholas J. Singer and Douglas B. Anderson (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of OTR Acquisition Corp. (“OTR”) (the “special meeting”) to be held on [●], [●], 2022 at [●], Eastern time, virtually by means of the internet at https://www.cstproxy.com/[●], and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed below and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

The special meeting can be accessed by visiting https://www.cstproxy.com/[●], where the undersigned will be able to listen to the meeting live and vote during the meeting. Additionally, the undersigned has the option to listen only to the special meeting by dialing [●](toll-free within the U.S. and Canada) or +1 [●](outside of the U.S. and Canada, standard rates apply). The passcode for telephone access is [●]#, but please note that the undersigned cannot vote or ask questions if the undersigned chooses to participate telephonically. Please note that the undersigned will only be able to access the special meeting by means of remote communication. The undersigned will need the control number located on this proxy card to join the special meeting via the virtual meeting platform. If there is no control number attached to this proxy card or there are any questions regarding the special meeting and how to access it, please contact the Continental Stock Transfer & Trust Company, the Transfer Agent.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL NOS. 1, 2, 3, AND 4 (INCLUDING ANY SUB-PROPOSALS THERETO).

TO ATTEND THE VIRTUAL MEETING, YOU MUST HAVE THE CONTROL NUMBER THAT IS LOCATED ON THE REVERSE SIDE OF THIS FORM.

The notice and proxy statement are available at [●]. The proxy statement contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement carefully.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

OTR ACQUISITION CORP. – THE BOARD OF DIRECTORS RECOMMENDS A VOTE“FOR” PROPOSAL NOS. 1, 2, 3 AND 4 (including any sub-proposals thereto).		Please mark your vote as indicated in this example ☒

(1)

The Business Combination Proposal — to consider and vote on a proposal to approve and adopt the Business Combination Agreement, dated as of January 31, 2022 (as it may be amended and/or restated from time to time, the “Business Combination Agreement”), by and among OTR, Comera Life Sciences Holdings, Inc. (“Holdco”), Comera Life Sciences, Inc. (“Comera”), CLS Sub Merger 1 Corp. (“Comera Merger Sub”) and CLS Sub Merger 2 Corp. (“OTR Merger Sub”), and the transactions contemplated thereby, pursuant to which (i) Comera Merger Sub will be merged with and into Comera, with Comera surviving the Comera Merger as a direct wholly-owned subsidiary of Holdco and (ii) OTR Merger Sub will be merged with and into OTR, with OTR surviving the OTR Merger as a direct wholly-owned subsidiary of Holdco (collectively with the other transactions described in the Business Combination Agreement, the “Business Combination”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)

The Charter Amendment Proposal — to consider and vote on, on a non-binding advisory basis, three separate governance proposals relating to the following material differences between OTR’s current amended and restated certificate of incorporation and the Amended and Restated Certificate of Incorporation of Holdco:

	(a) Advisory Governance Proposal 2A – to increase the number of authorized shares of common stock from 110,000,000 to 150,000,000;	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(b) Advisory Governance Proposal 2B – to change the number of classes of directors from two classes to three classes; and	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(c) Advisory Governance Proposal 2C – to remove the renouncement of corporate opportunity doctrine.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)

The Equity Incentive Award Plan Proposal — to consider and vote on a proposal to approve and adopt the equity incentive award plan established to be effective after the closing of the Business Combination.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)

The Adjournment Proposal — to consider and vote on a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: , 2022

(Signature)

(Signature if held Jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.